Exhibit 4.17

[FORM OF FIXED RATE MEDIUM-TERM SUBORDINATED NOTE]

(Face of Security)

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 2016 INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2016 INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JEFFERIES GROUP LLC, JEFFERIES GROUP CAPITAL FINANCE INC. OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

(Face of Security continued on next page)

CUSIP No.

JEFFERIES GROUP LLC

JEFFERIES GROUP CAPITAL FINANCE INC.

MEDIUM-TERM SUBORDINATED NOTES

(Fixed Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT: ORIGINAL ISSUE DISCOUNT SECURITY: Total Amount of OID: Yield to Maturity: Initial Accrual Period OID:	ORIGINAL ISSUE DATE*:	STATED MATURITY DATE:

SPECIFIED CURRENCY: U.S. dollars for all payments unless otherwise specified below: • payments of principal and any premium: • payments of interest: Exchange Rate Agent:	REDEMPTION COMMENCEMENT DATE:	INTEREST PAYMENT DATE(S): , subject to the provisions under “Payments Due on a Business Day” below

DEFEASANCE: Full Defeasance: Covenant Defeasance:	REPAYMENT DATE(S):	Interest Rate: % per annum

	REDEMPTION OR REPAYMENT PRICE(S):	DAY COUNT CONVENTION:

BUSINESS DAY CONVENTION:

OTHER TERMS:

*	[This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor security.]

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Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the 2016 Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

Jefferies Group LLC, a limited liability company existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the 2016 Indenture) and Jefferies Group Capital Finance Inc., a corporation existing under the laws of the State of Delaware (hereinafter called the “Co-Issuer”, which term includes any successor Person under the 2016 Indenture, and the Company and Co-Issuer, collectively, the “Issuers”), for value received as joint and several obligors, hereby promise to pay to , or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or made available for payment, on the Interest Payment Date(s) in each year, commencing on the first such date specified on the face of this Security, and at the Maturity of the principal hereof, at the rate per annum equal to the Interest Rate specified on the face hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

On each Interest Payment Date, the amount of interest payable will equal the Principal Amount hereof multiplied by an accrued interest factor for the Interest Period. The Interest Period will be the period from and including the Original Issue Date, or the last date to which interest has been paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof), to but excluding the next date to which interest will be paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof). The accrued interest factor will equal the Interest Rate specified on the face hereof multiplied by the Day Count Convention specified on the face hereof for the applicable Interest Period.

The applicable Day Count Convention is specified on the face hereof and means:

(i) if “1/1 (ISDA)” is specified, 1;

(ii) if “Actual/Actual (ISDA)” or “Act/Act (ISDA)” is specified, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(iii) if “Actual/Actual (ICMA)” is specified, the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the calendar year;

(iv) if “Actual/Actual (Bond)” is specified, the number of calendar days in the Interest Period, divided by the number of calendar days in the Interest Period multiplied by the number of Interest Periods in the calendar year;

(v) if “Actual/Actual (Euro)” is specified, the number of calendar days in the Interest Period divided by 365 or, if the Interest Period includes February 29, 366;

(vi) if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F” is specified, the actual number of days in the Interest Period divided by 365;

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(vii) if “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)” is specified, the actual number of days in the Interest Period divided by 360;

(viii) if “Actual/360 (ICMA)” is specified, the number of calendar days in the period, including February 29 in a leap year, divided by 360 days;

(ix) if “30/360” is specified, the calculation shall be made assuming a 360-day year of 12 30-day months;

(x) if “30/360 (ISDA)”, “360/360 (ISDA)” or “Bond Basis (ISDA)” is specified, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(xi) if “30E/360”, “30E/360 (ISDA)” or “Eurobond Basis” is specified, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

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•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is the last day of February, in which cases D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is also the last day of February and not the maturity date, in which cases D2 will be 30.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the 2016 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [if Global Security, insert — calendar day (whether or not a Business Day (as defined in Section 3 on the reverse hereof))] [if not a Global Security, insert alternative provision acceptable to Trustee and Registar] immediately preceding the day on which payment is to be made (as such payment date may be adjusted in accordance with the Business Day Convention specified on the face hereof and the second paragraph under “Payments Due on a Business Day” below) (a “Regular Record Date”). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 2016 Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Currency of Payment

Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3 on the reverse hereof), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Issuers on such day.

Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any

(Face of Security continued on next page)

such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Issuers on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Issuers, the Issuers will be entitled to satisfy their obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent, on the latest day before the day on which such payment is to be made (the “Exchange Rate”). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the 2016 Indenture or this Security.

Manner of Payment — U.S. Dollars

Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Issuers maintained for that purpose in The City of New York (or at any other office or agency maintained by the Issuers for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender (in the manner provided below) of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Issuers and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Issuers maintained for that purpose in The City of New York (or at any other office or agency maintained by the Issuers for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder,

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unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Issuers will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Issuers or the Paying Agent.

Manner of Payment — Other Specified Currencies

Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Issuers and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Issuers maintained for that purpose in The City of New York (or at any other office or agency maintained by the Issuers for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Issuers will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Issuers will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Issuers or the Paying Agent.

Manner of Payment — Global Securities

Notwithstanding any provision of this Security or the 2016 Indenture, if this Security is a Global Security, the Issuers may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the 2016 Indenture.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the 2016 Indenture, if any amount of principal, premium or interest due at the Maturity hereof would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

As specified on the face of this Security, one of the following Business Day Conventions shall apply to any Interest Period or Interest Payment Date other than one that falls on the date of Maturity of the principal hereof. If any such date would otherwise fall on a day that is not a Business Day:

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(i) if the Business Day Convention specified on the face hereof is “Following”, then such date shall be postponed to the next day that is a Business Day;

(ii) if the Business Day Convention specified on the face hereof is “Modified Following”, then such date shall be postponed to the next day that is a Business Day; provided that if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day;

(iii) if the Business Day Convention specified on the face hereof is “Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that the Interest Periods shall not be adjusted for non-Business Days; and

(iv) if the Business Day Convention specified on the face hereof is “Modified Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that the Interest Periods shall not be adjusted for non-Business Days.

The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 1.13 of the 2016 Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, including without limitation, the provisions relating to the subordination of this Security to the Issuers’ Senior Debt as defined on the reverse hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the 2016 Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuers have each caused this instrument to be duly executed.

Dated:

JEFFERIES GROUP LLC

By:
Name:
Title:

JEFFERIES GROUP CAPITAL FINANCE INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the 2016 Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

(Reverse of Security)

1. Securities and Indenture

This Security is one of a duly authorized issue of securities of the Issuers (herein called the “Securities”) issued and to be issued in one or more series under a Subordinated Debt Indenture, dated as of February     , 2016 (herein called the “2016 Indenture”, which term shall have the meaning assigned to it in such instrument), among each of the Issuers and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 2016 Indenture), and reference is hereby made to the 2016 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2. Series and Denominations

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Issuers. References herein to “this series” mean the series of Securities designated as Medium-Term Notes.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples of $1,000 in excess thereof and for each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or any integral multiples of $1,000 in excess thereof.

3. Exchange Rate Agent and Related Terms

If the principal of or interest on this Security is payable in a Specified Currency other than U.S. dollars, the Issuers have initially appointed the institution named on the face of this Security as Exchange Rate Agent to act as such agent with respect to this Security, but the Issuers may, in their sole discretion, appoint any other institution (including any Affiliate of the Issuers) to serve as any such agent from time to time. The Issuers will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are such agent, Affiliates of such agent or Affiliates of the Issuers.

All determinations made by the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Issuers. The Exchange Rate Agent shall not have any liability therefor.

Unless otherwise specified on the face hereof, for all purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that (i) is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, (ii) if the Specified Currency for any payment on this Security is other than U.S. dollars or euros, is not a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are authorized or obligated by law, regulation or executive order to close, (iii) if the Specified Currency for any payment on this Security is euros, is not a Euro Business Day and (iv) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday

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or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close. “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express (TARGET) System, or any successor system, is open for business. With respect to any particular location, the close of business on any day on which business is not being conducted shall be deemed to mean 5:00 P.M., New York City time, on that day.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries. “EMU Countries” means, at any time, the countries (if any) then participating in the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as it may be amended from time to time.

References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

4. Redemption at the Company’s Option

If a Redemption Commencement Date or the occurrence of a specified event giving rise to redemption is specified on the face hereof, this Security shall be redeemable at the option of the Company before the Maturity of the principal thereof. If a Redemption Commencement Date or redemption event is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon the notice specified on the face hereof or, if no notice period is specified, upon not less than 30 days’ nor more than 60 days’ notice, at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the redemption date, but interest installments due on or prior to such redemption date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record on the relevant record dates referred to on the face hereof, all as provided in the 2016 Indenture.

5. Repayment at the Holder’s Option

Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the 2016 Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the applicable Repayment Date shall mean such earliest Repayment Date.

In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled “Option

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to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Corporate Trust Administration, 101 Barclay Street, 7E, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

6. Transfer and Exchange

As provided in the 2016 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the 2016 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

If this Security is a Global Security, this Security shall be subject to the provisions of the 2016 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

7. Defeasance

The 2016 Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 2016 Indenture. Unless otherwise specified on the face hereof, both of such provisions are applicable to this Security.

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8. Subordination

This Security and all other obligations of the Issuers hereunder will constitute part of the subordinated debt of the Issuers, will be issued under the 2016 Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the 2016 Indenture, to all “Senior Debt” of the Issuers. The 2016 Indenture defines “Senior Debt” as all indebtedness and obligations (other than the Securities) of, or guaranteed or assumed by, an Issuer that are for borrowed money or are evidenced by bonds, debentures, notes or other similar instruments, whether outstanding on the date of the 2016 Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by an Issuer, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the Securities.

9. Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 2016 Indenture.

As provided in and subject to the provisions of the 2016 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the 2016 Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 51% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the 2016 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the 2016 Indenture and no provision of this Security or of the 2016 Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10. Modification and Waiver

The 2016 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities to be affected under the 2016 Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The 2016 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the 2016 Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the 2016 Indenture and (ii) permitting the Holders of a majority in principal

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amount of the Securities at the time Outstanding of any series to be affected under the 2016 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 2016 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Governing Law

This Security and the 2016 Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

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CUSIP NO.

ORIGINAL ISSUE DATE:

JEFFERIES GROUP LLC

JEFFERIES GROUP CAPITAL FINANCE INC.

MEDIUM-TERM SUBORDINATED NOTE

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Issuers to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

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The Bank of New York Mellon

Attention: Corporate Trust Administration

101 Barclay Street, 7E

New York, New York 10286

or at such other place as the Company or the Trustee shall notify the Holder of such Security.

If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Issuers, with full power of substitution in the premises.

Date:
Signature Guaranteed NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.